Diversified Investors Strategic Variable Funds

In response to Sub-Item 77Q1(e), we hereby incorporate by reference the Investment Advisory Agreement with Transamerica Asset Management, Inc. (formerly Transamerica Fund Advisors, Inc.) filed as an exhibit to Post Effective Amendment No. 22 to the Registration Statement of Diversified Investors Strategic Variable Funds filed on
February 28, 2008.